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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): OCTOBER 21, 2004


                        BINDVIEW DEVELOPMENT CORPORATION
               (Exact name of registrant as specified in charter)

          TEXAS                           000-24677                             76-0306721
(State of Incorporation)            (Commission File No.)          (I.R.S. Employer Identification No.)


       5151 SAN FELIPE, 25TH FLOOR
             HOUSTON, TEXAS                                                        77056
(Address of Principal Executive Offices)                                         (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 561-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Security Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02. APPOINTMENT OF PRINCIPAL EXECUTIVE OFFICER.

         On October 21, 2004, the board of directors of BindView Development Corporation ("BindView" or "us") appointed Arshad Matin (age 41) as our president and chief operating officer. As is the case with all of our executive officers, Mr. Matin will hold this office until his successor is duly elected and qualified or until his earlier resignation or removal. Mr. Matin joined us on April 13, 2004, as executive vice president of product and technology marketing. From 1995 until joining us, he was an associate (until July 2000) and then a partner at McKinsey & Company, a global management consulting firm, where, among other duties, he led or co-led several of the firm's practices in software and services and ERP value capture. We previously entered into the following employment-related agreements with Mr. Matin:

         (a) an Executive Employment Agreement, which entitles Mr. Matin to receive (i) a base salary, plus (ii) contingent incentive bonus compensation based on achievement of certain management objectives in accordance with a plan approved annually by the Compensation Committee of the Board. We may terminate Mr. Matin's employment with or without cause, and he may resign for any reason, in either case by written notice. If we terminate his employment other than for cause or disability, or if he resigns for good reason (as defined in the agreement), then he is entitled to a severance period as stated in his employment agreement, during which he continues to receive his base salary along with medical/health benefits;

         (b) a Change of Control Agreement, under which Mr. Matin's stock options will become fully vested in the event of a change of control (as defined in the agreement), and he will be entitled to exercise any vested, unexercised options for a period of time after the date of termination of employment. If, in connection with a change of control (as defined in the agreement), Mr. Matin's employment is terminated other than for cause or he resigns for good reason (as defined in the agreement), then he is entitled to (i) all severance benefits provided in the employment agreement; (ii) a special severance payment in an amount equal to, and in addition to, his base salary during the severance period defined in the employment agreement; and (iii) continuation of insurance-related benefits for a period of time as stated in his change-of-control agreement. If any payment by us to Mr. Matin would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax, then Mr. Matin is entitled to receive a gross-up payment, in an amount such that, after he pays all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax imposed upon the gross-up payment, he retains an amount of the gross-up payment equal to the excise tax imposed upon the payments;

         (c) an Indemnification Agreement that calls for us to indemnify Mr. Matin against certain contingencies described in the agreement; and


         (d) a Nonqualified Stock Option Agreement setting forth the terms of a grant to Mr. Matin of an option to purchase our common stock, including the number of shares subject to the option, the exercise price, and the vesting schedule.



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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         The exhibits to this report are as follows. Each of the written agreements listed below is between the Company and Arshad Matin:

         EXHIBIT NO.               DESCRIPTION
         -----------               -----------

            10.1 Executive Employment Agreement (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed August 13, 2004)

            10.2 Change of Control Agreement (incorporated by reference to Exhibit 10.50 to our Annual Report on Form 10-K for the year ended December 31, 2002)

            10.3 Indemnification Agreement (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002)

            10.4 Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.10 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               BINDVIEW DEVELOPMENT CORPORATION



Dated:  October 27, 2004                       By:   /s/ EDWARD L. PIERCE
                                                  ------------------------------
                                                         Edward L. Pierce,
                                                     Executive Vice President
                                                    and Chief Financial Officer